                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               IMPERIAL BANCORP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                          [LOGO OF IMPERIAL BANCORP]

                            Imperial Bank Building
                                P.O. Box 92991
                         Los Angeles, California 90009
                                (310) 417-5600

                                                                 April 23, 1999

TO OUR SHAREHOLDERS:

  We are pleased to invite you to attend the Annual Meeting of Shareholders of the Company which will be held at our offices in the Imperial Bank Building, 9920 South La Cienega Boulevard, Second Floor, Inglewood, California 90301, on Thursday, May 27, 1999, at 10:00 a.m.

  The matters upon which Shareholders will be asked to act will be to elect directors, to approve an amendment of the 1986 Stock Option Plan to increase the number of shares available for grant, and to ratify the appointment of KPMG LLP as the Company's independent accountants. Information about these matters is set forth in the attached Proxy Statement.

  Although you may presently plan to attend the meeting, I urge that you complete your proxy and date, sign and return the proxy in the enclosed postage paid envelope. If you attend the meeting, as I hope you will, you may vote in person even though you have previously mailed the executed proxy card.

                                              /s/ George L. Graziadio

                                              George L. Graziadio, Jr.
                                        Chairman of the Board, President and
                                               Chief Executive Officer

                          [LOGO OF IMPERIAL BANCORP]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 27, 1999

  The Annual Meeting of Shareholders of Imperial Bancorp will be held at the Company's offices in the Imperial Bank Building, 9920 South La Cienega Boulevard, Second Floor, Inglewood, California 90301, on May 27, 1999, at 10:00 a.m., to consider and vote upon the following proposals:

    1. The election of seven directors.

    2. To approve amendment of the 1986 Stock Option Plan to increase the number of shares available for grant by one million shares, as adjusted for stock dividends.

    3. To ratify the appointment of KPMG LLP as independent accountants for 1999.

    4. Any other business that may properly come before the meeting.

  The foregoing matters are more fully described in the accompanying Proxy Statement.

  Shareholders of record at the close of business on March 15, 1999, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Richard M. Baker

                                          Richard M. Baker
                                          Secretary

                          [LOGO OF IMPERIAL BANCORP]

                                PROXY STATEMENT

                               VOTING AND PROXY

  The enclosed proxy is being solicited by the Board of Directors of Imperial Bancorp, a California corporation, and will be voted at the Annual Meeting of Shareholders on May 27, 1999, unless revoked prior to the voting thereof.

  The solicitation of proxies will be by mail and the cost will be borne directly by the Company. Additionally, officers and other Company employees may solicit proxies by telephone, telegram or personally. Upon request, the Company will reimburse banks, brokers, nominees and related fiduciaries for reasonable expenses incurred by them in sending annual reports and proxy materials to beneficial owners of the Company's stock.

  All shares represented by each properly executed unrevoked proxy received in time for the meeting will be voted. Any proxy given may be revoked any time prior to its exercise by filing with the Secretary of the Company a writing revoking it or a duly executed proxy bearing a later date, or by attending and voting in person. The Proxy Statement and the accompanying Form of Proxy will be first mailed to the Company's Shareholders on or about April 23, 1999.

Voting Securities

  Shareholders of record on March 15, 1999, are entitled to notice of, and to vote at, the 1999 Annual Meeting of Shareholders or any adjournment or adjournments thereof. As of March 1, 1999, there were 41,891,668 outstanding shares of common stock. Each Shareholder is entitled to one vote for each share held on all matters to come before the meeting.

  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Nominations for Directors

  Article III, Section 3(b) of the Company's By-Laws sets forth the following special procedures for nominations of directors by persons other than the Board of Directors:

    "Nominations for the election of directors may be made by the Board of Directors or by any Shareholder entitled to vote for the election of directors. Such nominations other than by the Board of Directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than 60 days prior to the first anniversary of the date of the last meeting of Shareholders of the corporation called for the election of directors.

      (1) Each notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the corporation which are beneficially owned by such nominee; and (iv) such other information as would be required by the Federal Securities Law and the Rules and Regulations promulgated thereunder in respect to an individual nominated as a director of the corporation and for whom proxies are solicited by the Board of Directors of the corporation.

      (2) The Chairman of any meeting of Shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded."

  To comply with the above By-Law provision, nominations for the 1999 Annual Shareholders Meeting by persons other than the Board of Directors should have been received on or before March 23, 1999. The Company did not receive any such nominations and considers such nominations to be closed.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following sets forth information as of March 1, 1999, pertaining to the securities ownership by persons known to the Company to own 5% or more of any class of the Company's voting securities, current directors of the Company and Named Executive Officers. The information contained herein has been obtained from the Company's records, from various filings made by the named individuals with the Securities and Exchange Commission or from information furnished directly by the individuals or entity to the Company.

  The Company is of the opinion that there is no person who possesses directly or indirectly the power to direct or cause direction of the management and policies of the Company, nor is it aware of the existence of a group of persons formed for such purpose, whether through the ownership of voting securities, by contract or otherwise.

  The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Thus, careful attention should be given to the code designations and footnote references set forth in the column "Nature of Holdings." In addition, options with respect to shares exercisable or shares issuable within 60 days of the date of this information are deemed to be outstanding and have been utilized in calculating the percentage ownership of those individuals possessing such interest. Thus, the total number of shares considered to be outstanding for the purposes of this table may vary depending upon the stockholder's particular circumstance.

           Name and Address of Beneficial Owner         Shares   Nature of Percent of
      and Position Held for which Inclusion Required     Held    Holdings    Common
      ----------------------------------------------   --------- --------- ----------
  1.  George L. Graziadio, Jr.--Chairman of the
       Board, President & CEO
      --Direct Ownership                                 870,889 AC(1)(2)
      --Graziadio Investment Company                   2,877,400 AC(2)(3)
      --Exercisable under 1986 Stock Option Plan         546,642    AC(2)
      --Employee Stock Ownership Plan                        252     A(2)
      --Profit Sharing Plan                                  124    AC(2)
                                                       ---------
                                                       4,295,307             10.25%
  2.  Norman P. Creighton--Director
      --Direct Ownership                                 488,971    AC(1)
      --Exercisable under 1986 Stock Option Plan         492,642       AC
      --Employee Stock Ownership Plan                      4,356        A
      --401K Plan                                         51,903       AC
      --Profit Sharing Plan                               80,888       AC
                                                       ---------
                                                       1,118,760              2.67%
  3.  Prudential Trust Company Trustee for:
      --Imperial Bancorp Profit Sharing Plan             953,876
      --Imperial Bancorp 401 K Plan                      834,705
      Imperial Trust Company Trustee for:
      --Imperial Bancorp Employee Stock Owner-
       ship Plan                                         618,391
                                                       ---------
                                                       2,406,972              5.75%

           Name and Address of Beneficial Owner        Shares  Nature of Percent of
      and Position Held for which Inclusion Required    Held   Holdings    Common
      ----------------------------------------------   ------- --------- ----------
  4.  G. Louis Graziadio, III--Director
      --Direct Ownership                               151,579    AC(2)
      --Custodian for Children                         111,930   BDE(4)
      --Trustee Gina and Carra Partnership             109,468   BDE(4)
      --George & Reva Graziadio
       Grandchildren's Trust                                17   BDE(4)
      --Exercisable under 1986 Stock Option Plan        23,220    AC(2)
      --Graziadio Investment Company, 2,877,400
       shares                                          168,327  E(3)(5)
                                                       -------
                                                       564,541             1.35%
  5.  Richard K. Eamer--Director
      --Direct Ownership                                42,639    AC(2)    0.10%

  6.  Lee E. Mikles--Director
      --Direct Ownership                                19,872 AC(1)(2)
      --Exercisable under 1986 Stock Option Plan        48,870    AC(2)
                                                       -------
                                                        68,742             0.16%
  7.  Paul A. Novelly--Director
      --Direct Ownership                                81,169    AC(2)
      --Paul A. Novelly Charitable Remainder Trust     113,400   ACE(6)
      --Apex Oil Employees Savings Plan                102,859    CD(6)
      --Novelly Exempt Trust                            20,396     E(6)
      --West Bank Trust                                492,382     E(6)
                                                       -------
                                                       810,206             1.93%
  8.  William L. MacDonald--Director
      --Direct Ownership                                 3,294    AC(2)
      --Exercisable under 1986 Stock Option Plan        30,510    AC(2)
                                                       -------
                                                        33,804             0.08%
  9.  Daniel R. Mathis--President of Imperial Bank
      --Direct Ownership                                   570    AC(2)
      --Exercisable under 1986 Stock Option Plan       243,281    AC(2)
      --Employee Stock Ownership Plan                    2,911     A(2)
      --401K Plan                                        1,544    AC(2)
      --Profit Sharing Plan                                603    AC(2)
                                                       -------
                                                       248,909             0.59%
 10.  Harry W. Chenoweth--Exec. VP of Imperial
       Bank
      --Exercisable under 1986 Stock Option Plan        31,182    AC(2)
      --401K Plan                                          308    AC(2)
                                                       -------
                                                        31,490             0.08%
 11.  James R. Daley--Exec. VP of Imperial Bank
      --Direct Ownership                                 3,036    AC(2)
      --Exercisable under 1986 Stock Option Plan        72,848    AC(2)
      --Employee Stock Ownership Plan                    1,103     A(2)
      --401K Plan                                        2,234    AC(2)
      --Profit Sharing Plan                              1,275    AC(2)
                                                       -------
                                                        80,496             0.19%

           Name and Address of Beneficial Owner         Shares   Nature of Percent of
      and Position Held for which Inclusion Required     Held    Holdings    Common
      ----------------------------------------------   --------- --------- ----------
 12.  All Current Officers and Directors as a
      Group of 17                                      7,576,557    (7)      18.09%

 13.  Graziadio Family Trust
      (Phillip M. Bardack, Stevan Calvillo,
      William R. Lang, Trustees)
      --Beneficial Owner of More Than
       Five Percent                                    2,183,284     BD       5.21%

Notes:

  The address for all persons above is:
    Imperial Bank Building
    9920 South La Cienega Boulevard
    Inglewood, CA 90301

    A--Possess Sole Voting Power
    B--Possess Shared Voting Power
    C--Possess Sole Investment Power
    D--Possess Shared Investment Power
    E--Disclaim Beneficial Ownership
--------
(1) George L. Graziadio, Jr., Norman P. Creighton and Lee E. Mikles serve as members of the Imperial Bancorp Salary Investment, Profit Sharing and Employee Stock Ownership Plans Administrative Committee (the "Committee") which is a committee of the Board of Directors of the Company. The Committee has the power, pursuant to the Imperial Bancorp Salary Investment, Profit Sharing and Employee Stock Ownership Plans, to direct the Plan Trustee as to the manner in which it shall vote the shares of common stock held by the Trustee, other than allocated shares held in the Employee Stock Ownership Plan. The Committee acts by a majority vote. The Board also has the right to act as a committee of the entirety. The shares held by the Trustee are not included in the number of shares shown to be beneficially held by each of Messrs. George L. Graziadio, Jr., Norman P. Creighton and Lee E. Mikles as each of them disclaims direct beneficial ownership of the shares so held.
(2) Pursuant to California law, personal property held in the name of a married person may be community property as to which either spouse has the power and ability to manage and control in its entirety. The Company has no information pertaining to whether these shares are or are not community property or whether any arrangement exists between the spouses pertaining to voting or disposing of these shares and has thus assumed that, in the absence of information to the contrary, married persons share investment and voting power with their spouse.
(3) Holdings attributable to multiple parties have been adjusted to avoid duplications.
(4) G. Louis Graziadio, III holds 111,930 shares as custodian/trustee for his children, which are reported in his total. Mr. Graziadio disclaims beneficial ownership of the shares so reported.
(5) The Graziadio Investment Co. ("GIC") is a limited partnership of which the Graziadio Investment Corp. ("GI Corp.") is the General Partner. George L. Graziadio is the controlling shareholder of GI Corp. and a Class A Limited Partner of GIC. The limited partners include the George L. & Reva M. Graziadio Grandchildren's Trust No. 1 (Trust No. 1) and George & Reva Graziadio Trust (Trust). G. Louis Graziadio, III is a trustee of Trust No. 1 and trustee and beneficiary of the Trust and disclaims beneficial ownership except as to his beneficial interest, 5.85% of GIC.
(6) Mr. Novelly is the settlor and trustee of the Paul A. Novelly Charitable Remainder Trust and has sole voting and investment power, but disclaims any beneficial ownership of its shares. He shares voting and investment power of the shares held by the Apex Oil Employees Savings Plan, but disclaims beneficial ownership. Mr. Novelly is the settlor and beneficiary of the Novelly Exempt Trust, but not a trustee, and has no voting or investment power and disclaims any beneficial ownership. Mr. Novelly is the settlor and a beneficiary of the West Bank Trust, but not a trustee, and, thus, has no voting or investment power and he disclaims beneficial ownership of the West Bank Trust's shares.
(7) There are 1,738,826 shares representing outstanding options exercisable by current officers and directors within 60 days of this table.

                      PROPOSAL 1.  ELECTION OF DIRECTORS

  Directors are elected at each Annual Meeting of Shareholders and hold office until their respective successors are elected. The By-Laws of the Company provide that the number of directors may be no less than five (5) and no more than ten (10) with the number being fixed by a resolution of the Board of Directors which has set the number as seven (7). All the nominees other than Mr. MacDonald were elected to the Board at the last Shareholders Meeting. All the nominees are believed to be willing to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the person designated by the Board of Directors to replace any such nominee.

  Set forth below is certain information as of March 1, 1999, with respect to each of the nominees.

                              Director             Principal Occupation And
          Name            Age  Since               Other Directorships Held
          ----            --- --------             ------------------------
George L. Graziadio, Jr.   79   1969   Chairman of the Board, President and Chief
                                       Executive Officer of the Company; Director of
                                       the Company; Chairman of the Board of Imperial
                                       Bank; Director of various other subsidiaries.
                                       Mr. Graziadio is engaged as an owner or partner
                                       in many other business activities, primarily in
                                       the real estate industry. Director of Coastcast
                                       Corp. Mr. Graziadio is the father of G. Louis
                                       Graziadio, III, and uncle of Lee E. Mikles,
                                       nominees for election to the Board of Directors.
Norman P. Creighton        63   1985   Director of the Company; Vice Chairman of the
                                       Board, Chief Executive Officer and Director of
                                       Imperial Bank.
Richard K. Eamer           71   1985   Director of the Company; Director of Imperial
                                       Bank. Venture capitalist.
G. Louis Graziadio, III    49   1984   Director of the Company and Imperial Trust Co.;
                                       Director of Imperial Credit Industries, Inc.
                                       Chairman and CEO of Ginarra Holdings, Inc., and
                                       subsidiaries, a California corporation engaged
                                       in investments. Chairman of the Board and CEO of
                                       Boss Holdings, Inc.; Chairman of the Board of
                                       LGI Liquidation Co. He is the son of George L.
                                       Graziadio, Jr., Chairman of the Board.
Lee E. Mikles              43   1996   Director of the Company; Director of Imperial
                                       Bank. Investment advisor, Mikles/Miller
                                       Management Inc. Director of Coastcast Corp.;
                                       Director of Boss Holdings, Inc. He is the nephew
                                       of George L. Graziadio, Jr., Chairman of the
                                       Board.
Paul A. Novelly            55   1998   Director of the Company, Director of Imperial
                                       Bank. Owner of Apex Oil Co., Inc. Director of
                                       Coastcast Corp; Director of Boss Holdings, Inc.;
                                       Director of Intrawest Corp.; Director of Quintel
                                       Communications, Inc.
William L. MacDonald       49   1999   Director of the Company, Director of Imperial
                                       Bank. Chairman, President and CEO of
                                       Compensation Resource Group.

  Mr. MacDonald has been a director of Imperial Bank since 1994. He was appointed to the Board of the Company effective January 2, 1999.

  The Company does not currently have a nominating committee of the Board of Directors. Generally, the Board of Directors as a whole acts upon such matters as nominations. The Compensation Committee is composed of Messrs. Eamer and Mikles. The Company has an Executive Committee which is composed of Messrs. Graziadio, Creighton, Yost, Mathis, Casey, Chenoweth, Daley and Ms. McCarthy. The Committee meets monthly, primarily to consider and act upon various aspects of the Company's ongoing operations. The Committee may, however, consider such matters as compensation and audit and make recommendations on these or other matters to the Board of Directors in its entirety. From time to time, the Board of Directors has and will refer matters to the Executive Committee for implementation in line with policies established by the Board of Directors. The Executive Committee met 11 times during 1998.

  Messrs. Eamer and MacDonald serve on the Audit Committee, which meets quarterly or more as needed.

  The Company's Board of Directors held 12 regularly scheduled meetings during 1998. No incumbent director, other than Messrs. Eamer and Novelly, attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings of committees of the Board of which he served (during the period for which he served).

 Director Fees

  The directors who are not salaried employees of the Company or its subsidiaries receive an annual retainer of $12,000, payable quarterly, $1,000 per Board meeting attended and $500 for each committee meeting attended. In addition, members of the Audit Committee receive an additional $3,000 retainer, payable quarterly, and $500 per meeting attended. Directors may defer all or a portion of their fees under the Deferred Compensation Plan. Salaried employees receive no additional compensation for their services as directors.

Executive Compensation

  The following table sets forth for the fiscal years ended December 31, 1998, 1997 and 1996, the compensation for services in all capacities to the Company of those persons who were at December 31, 1998, the chief executive officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                        Other   Restricted  Number             All
      Name and                                          Annual    Stock    of Option  LTIP    Other
   Principal Position          Year Salary(1)  Bonus   Comp(2)    Awards   Shares(3) Payouts Comp(4)
   ------------------          ---- --------- -------- -------- ---------- --------- ------- -------
George L. Graziadio, Jr.       1998 $500,000  $722,909 $190,927      0      135,000      0   $ 7,893
 Chairman of the Board         1997  435,000   767,442  270,614      0            0      0    13,012
 and Chief Executive Officer,  1996  375,000   482,812  352,568      0      411,642      0    12,218
 Imperial Bancorp
Norman P. Creighton            1998 $500,000  $644,904 $119,817      0       81,000      0   $12,893
 Vice Chairman of the          1997  435,000   700,900  217,167      0            0      0    17,762
 Board and Chief Executive     1996  375,000   482,812  177,874      0      411,642      0    16,968
 Officer, Imperial Bank
Daniel R. Mathis               1998 $325,000  $419,187 $ 44,032      0       81,000      0   $ 7,893
 President,                    1997  275,000   443,100   69,117      0            0      0    13,012
 Imperial Bank                 1996  160,000   167,800   39,070      0      248,229      0    12,401
Harry W. Chenoweth             1998 $225,000  $208,821 $ 45,394      0       16,200      0   $12,893
 Executive Vice President,     1997  185,000   229,700   63,223      0       62,366      0     1,480
 Imperial Bank
James R. Daley                 1998 $210,000  $220,378 $ 31,229      0       16,200      0   $12,893
 Executive Vice President,     1997  170,000   201,400   38,544      0            0      0    17,762
 Imperial Bank                 1996  160,000   169,800   23,065      0       97,133      0    16,968

--------
(1) Compensation deferred at election of executive included in category and year earned.

(2) Includes automobile allowance, additional life, GTL, legal services, employer contribution to deferred compensation and below market interest on loans.

(3) Adjusted to reflect 10% stock dividend in February 1997, 3 for 2 stock split in February 1998, and 8% stock dividend in February 1999.

(4) These amounts represent contributions to the Company's Profit Sharing Plan, 401K Plan and Employee Stock Ownership Plan.

 Special Compensation Agreements

  In order to encourage certain executive officers to remain with the Company and to continue to devote full attention to the Company's business in the event an effort is made to obtain control of the Company, the Company has entered into Special Compensation Agreements with Messrs. G. L. Graziadio, Jr. and N. P. Creighton. These agreements provide for certain payments in the event of a change of control equal to the lesser of 2.9 times the average annual compensation of the executive officer or the largest gross special compensation amount which, in the opinion of the Company's independent auditors, will maximize the net payment to the executive after consideration of the executive's income taxes and the excise tax imposed by the Internal Revenue Code and applicable State excise tax provision. Special compensation is payable to Mr. Graziadio upon a change in control and to Mr. Creighton upon a termination after a change of control unless such termination is the result of his death, disability, retirement or good reason as defined in the agreement.

Supplemental Compensation Plans

  The Chairman of the Company is covered by a Death Benefit Only Plan ("DBO Plan") which, pursuant to a compensation agreement executed between the Company and Mr. Graziadio, provides for a death benefit beginning at $2,546,000.00 in year one and increasing annually to $5,085,461.00 at the end of year 15. The Company has purchased a life insurance policy to fund the death benefits under the DBO Plan.

  In 1996, the Company established a Split Dollar Life Insurance Plan to provide certain death benefits to the estate of the Company's Chairman and his spouse. The insurance policy purchased under the Plan provides for a lump sum payment to the estate of the last to survive in amounts ranging from $10.5 million in year one to $5.2 million in year 26, depending on the time of death. The Company is obligated to make annual premium payments of $830,000 with respect to the policy for a twelve year period. At the end of the 13th year, the Company will receive back an amount equal to the aggregate premiums paid without interest or earnings. The cash surrender value of the policy offsets the amount of premiums paid. The net income from the policy for the year ended December 31, 1998, approximated $215,000.

  In March 1992, the Board of Directors approved the 1992 Deferred Compensation Plan for certain senior executives, including the Chairman and other officers and directors of the Company and its subsidiaries, under which eligible executives can elect to have credited to their account a portion of covered compensation for a period of up to seven years, which compensation is matched by the participant's employer on a basis tied to the Company's return on equity, from 10% to 50%, with the amounts both deferred and contributed earning interest at a rate determined annually by the Company based, beginning September 1, 1997, on the 10-year Treasury Bond yield plus 250 basis points as determined by the Plan Committee. The participant's participation is limited to 20% of covered compensation with a maximum amount set for each participant. In addition, each participant is to receive a grant of nonstatutory stock options based on his or her contributions and level within the organization calculated to equal a portion of the amount deferred through the seven years which, when exercised, will produce a compensation deduction for income tax purposes for the employer which will offset the compensation cost of the 1992 Plan over its life, assuming appreciation in the Company's book value and the market value of its stock. The anticipated liabilities of the Company and its subsidiaries under the 1992 Plan are being accrued.

  In January 1996, the Board of Directors approved the 1996 Deferred Compensation Plan for certain senior executives, including the Chairman and other officers and directors of the Company and its subsidiaries. Under the 1996 Plan, eligible executives can elect to have credited to their account annually a portion of covered compensation which is matched by the participant's employer. The first $9,500 is matched at 50% to encourage senior executives to not participate in the Qualified 401K Plan, thereby reducing the top heavy restrictions on that Plan and allowing mid-management employees greater participation in the Qualified 401K Plan, and the balance on a basis related to the Company's return on equity, from 10% to 50%, with such amounts earning interest at a rate set annually based, beginning September 1, 1997, on the 10-year Treasury Bond yield plus 250 basis points as determined by the Plan Committee. The bonus for 1995, paid in 1996, for eligible executives could be included in the 1996 Plan. Each employee participant is limited to 20% of covered compensation and each director to 100%. The Plan allows participants to effectively roll over amounts distributable under the 1992 Plan into the 1996 Plan in 1999. The anticipated liabilities of the Company and its subsidiaries under the 1996 Plan are being accrued for financial statement purposes. To offset the Deferred Compensation Plan liability, the Company purchased life insurance policies during 1996 for which it is the beneficiary. The policies have a cash surrender value which substantially offsets the premiums paid for the policies. The net income of the policies approximated $33,000 for the year ended December 31, 1998.

Stock Option Plan

  The 1986 Stock Option Plan was approved by the Shareholders at the 1987 Annual Meeting and amended at the 1990, 1992, 1993, 1995, 1996 and 1997 Annual Meetings. The 1986 Plan provides for stock options covering 5,418,540 shares of the Company's common stock, as adjusted for stock dividends, which may be or have been granted to key executive and supervisory personnel of the Company and its subsidiaries. Through March 1, 1999, options for 3,994,040 shares had been granted and are outstanding.

  All option prices were equal to the market value of the common stock on the date of grant and the grants were for the term of either five or ten years as provided in the Plan, with all options exercisable one-fourth or one-sixth each year after the first year following the date of grant other than options granted to directors, which are immediately vested.

  The following table sets forth for the fiscal year ended December 31, 1998, the stock options granted to the Company's Named Executive Officers pursuant to the 1986 Stock Option Plan. All option information provided has been adjusted to reflect the February 1999 stock dividend.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  % of Total
                          Options   Shares   Option  Expire
    Name                  Granted  Granted   Price    Date      5%       10%
    ----                  ------- ---------- ------ -------- -------- ----------
George L. Graziadio, Jr.  135,000    7.04%   $13.94 12/02/03 $402,998 $1,032,288
Norman P. Creighton        81,000    4.22%   $13.94 12/02/03 $241,799 $  619,372
Daniel R. Mathis           81,000    4.22%   $13.94 12/02/03 $241,799 $  619,732
Harry W. Chenoweth         16,200    0.84%   $13.94 12/02/08 $128,028 $  346,023
James R. Daley             16,200    0.84%   $13.94 12/02/08 $128,028 $  346,023

  The following table sets forth information with respect to the Named Executive Officers concerning unexercised options held as of the end of fiscal 1998. All option information has been adjusted to reflect the February 1999 stock dividend.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                 OPTION VALUES

                                                              Value of Unexercised
                                   Number of Unexercised      In-the-Money Options
                                     Options at 12/31/98           at 12/31/98
               Shares    Value    ------------------------  --------------------------
    Name      Acquired  Realized  Exercisable/Unexercisable Exercisable/Unexercisable
    ----      -------- ---------- ------------------------- --------------------------
George L.
Graziadio,
Jr.(1)        318,272  $9,172,422      546,642         0       $3,750,423    $      0
Norman P.
Creighton(2)  156,272  $4,214,279      492,642         0       $3,652,673    $      0
Daniel R.
Mathis(3)           0  $        0      225,773   124,116       $1,077,686    $691,556
Harry W.
Chenoweth(4)        0  $        0       15,591    62,975       $   56,876    $199,960
James R.
Daley(5)            0  $        0       48,565    64,768       $  403,138    $432,488

--------
(1) George L. Graziadio, Jr. has 546,642 shares in unexercised director's options valued at $3,750,423 as of 12/31/98. Director's options are immediately exercisable in whole or in part and expire five years from date of grant.

(2) Norman P. Creighton has 492,642 shares in unexercised director's options. Director's options are immediately exercisable in whole or in part and expire five years from date of grant. The total value of all unexercised, in-the-money options was $3,652,673 as of 12/31/98.

(3) Daniel R. Mathis has 229,765 unexercised nonqualified options and 39,124 unexercised incentive options. In addition, he has 81,000 shares in unexercised director's options. Director's options are immediately exercisable in whole or in part and expire five years from date of grant. The total value of all unexercised in-the-money options was $1,769,242 as of 12/31/98.

(4) Harry W. Chenoweth has 47,748 unexercised nonqualified options and 30,818 unexercised incentive options. The total value of all unexercised, in-the-money options was $256,836 as of 12/31/98.

(5) James R. Daley has 65,284 unexercised nonqualified options and 48,049 unexercised incentive options. The total value of all unexercised, in-the-money options was $835,626 as of 12/31/98.

                     REPORT OF THE COMPENSATION COMMITTEE

Executive Compensation Principles

  Imperial Bancorp's compensation policies have been structured to align the compensation of the Chief Executive Officer and the other senior executives of the Company and its principal subsidiary with the values, objectives and business and financial performance of the entity. The Company has aligned the financial interests of executives with the results of the Company's financial performance by the establishment of short and long term compensation programs which are designed to ensure corporate performance that will enhance shareholder value as well as maintain the Company as competitive in its industry regarding executive compensation. The Committee with the assistance of the Company's Human Resources professionals has utilized studies and surveys in assessing and establishing base salary, bonus and long term stock based compensation. The Committee has considered and reached its decisions as reflected in Executive Compensation, subject to Board review.

  The Company has historically maintained a philosophy of setting base salary at a conservative level in relation to the market place and then provided performance based variable incentive compensation which results in cash compensation which fluctuates according to earnings results as well as stock performance.

  The Company has deferred compensation plans that allow for the deferral of any amounts of compensation that would be in excess of that which is deductible under applicable tax laws to assure no disallowance of compensation under "excess compensation" rules if the Company's compensation mechanism failed to qualify. Compensation is intended qualify for deductibility under
Section 162 (m) of the Internal Revenue Code.

Executive Compensation Programs

  The compensation for the Chairman and CEO, Mr. Graziadio, included an increase in base salary of 13% or $65,000 set at the beginning of the year while his bonus decreased $44,533 reflecting that while core results of operations of the Bank showed good improvements, the Company's overall results were negatively impacted by the losses of Imperial Credit Industries, Inc. which the Company shares in under the equity method of accounting. Normalized net income from continuing operations increased 38% for the year ended December 31, 1998, to $57.1 million or $1.29 per fully diluted share from $41.3 million or $0.94 for the year earlier. The Company's return on average total assets for the year of 0.88% was down from 1.51% in 1997, however, based on normalized net income from continuing operations, the return on average total assets increased to 1.16% versus 1.15% for 1997. The increase, based on normalized earnings, was primarily due to growth in loans and continued growth in fee-based services. The Chairman's compensation reflects the stated policy of a moderate base and bonus reflecting the Company's financial performance. While the Company's stock has not performed as well in the later half of 1998 as in the recent prior periods, the Stock Performance Chart following this Report shows that the common stock fared substantially better than the S&P 500 at year-end 1998, and was on a par with the Southern California Banks average. The compensation of the other named executives reflect the performance of the Company, as well as the business units for which they are responsible.

  Mr. Ben LeBeau, former Committee member, participated in decisions by the Committee prior to his retirement at the end of 1998, which did not include 1998 bonuses. Mr. LeBeau's many years of service to the Company are appreciated and his active participation on the Company's Board and Committees will be missed while he enjoys his well earned full time leisure. The Committee is determined to see that the Company's compensation programs appropriately reward the employees' efforts and reflect the effects of those efforts in the success of the Company and benefit to its shareholders.

                                          COMPENSATION COMMITTEE

                                          Richard K. Eamer
                                          Lee E. Mikles

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Imperial's common stock against the cumulative total return of the S&P 500 Stock Index and the stocks on Montgomery Securities' Western Bank Monitor for Southern California ("Southern California Banks") for the period of five fiscal years commencing January 1, 1993, and ended December 31, 1998.



                               Imperial Bancorp

                           Total Return Performance

                                               Period Ending
                           -----------------------------------------------------
          Index            12/31/93 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98
          -----            -------- -------- -------- -------- -------- --------
Imperial Bancorp            100.00   100.02   203.80   323.44   731.04   369.69
S&P 500                     100.00   101.32   139.39   171.26   228.42   293.69
Southern California Banks   100.00   114.08   144.69   218.43   417.66   378.80

Data points for the years 1993-1995 of the Southern California Banks were provided by Montgomery Securities. Data points for the years 1996-1998 of the Southern California Banks were provided by SNL Securities, L.P.


 Compliance with Section 16(a) of the Securities Act of 1934

  Section 16(a) of the Securities Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for a late filing by G. Louis Graziadio, III, one Form 4.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  A loan was made pursuant to the Employee Loan Program under the By-Law approved by the Shareholders at their 1984 Annual Meeting which is outstanding to Norman P. Creighton, with a balance of $150,000. The loan is unsecured and was made for the purpose of purchasing outstanding shares of the Company's stock. The loan is due on demand or the earlier of the termination of his employment or seven years from August 16, 1993, with principal payments of one seventh of the principal due annually commencing August 16, 1994, and bears interest at the rate set each year equal to 60 percent of the average of the one year and three year Treasury securities at the end of the prior calendar year. For 1999, the rate will be 2.8%.

  There is a loan to George L. Graziadio, Jr., Chairman and President of the Company, in the current amount of $3,064,402.56, which was originally to be used to repay prior loans from the Company. The loan matures at the earlier of his termination or January 1, 2002, is secured by his interest in the DBO Plan and bears interest at the rate specified above. An additional loan in the original amount of $1,500,000 was granted to Mr. Graziadio in 1990, with a current balance of $207,142.85, which is due on demand or in seven years from August 16, 1993, with one-seventh of the principal balance due annually commencing August 16, 1994, and which bears interest at the rate specified above. This loan was approved and modified by the Company's Board pursuant to the By-Law adopted by the Shareholders at the 1984 Annual Meeting.

  Under applicable state and federal law and regulations, the amount by which the interest rate applicable on the loans is less than the market rate is treated as compensation and subject to taxation. A discount on all these employee loans is being accreted to interest income over the same period as the related deferred compensation is being amortized to expense.

  E&G Development Company, an affiliate of Mr. G. L. Graziadio, Jr., subleases certain space from Imperial Bank Realty Company, Inc. ("Realty"), a wholly owned subsidiary of the Company, on a month-to-month basis, at the current monthly rental of $583.49. The terms and conditions of this transaction were considered competitive with similar rentals in the area at the time it was entered into.

  Consulting agreements were entered into between Imperial Bank (the "Bank") and Robert S. Muehlenbeck, then a Director of the Bank, and Second Southern Corp., a corporation controlled by G. Louis Graziadio, III, as of November 1, 1991, pursuant to which Second Southern Corp. and Mr. Muehlenbeck, as Consultants, agreed to provide services to the Bank in the identification and implementation of an opportunity to raise capital in connection with the Bank's mortgage banking and thrift and loan activities. As a result of these activities by the Consultants, Imperial Credit Industries, Inc. ("ICI") was formed by the Bank, a registration statement filed with the Securities and Exchange Commission and the sale of shares of ICI's common stock to the public was completed for 2,290,000 shares. Under the terms of the consulting agreements, Second Southern Corp. received reimbursement for its expenses in providing the services on the basis of $12,500 per month, plus out-of-pocket expenses and, in addition, Mr. Muehlenbeck and Second Southern Corp. received fees of $125,000 and $175,000 respectively upon consummation of the public offering. A second offering of 2,500,000 shares of ICI common stock closed on May 19, 1993, at $12 per share and Second Southern Corp. and Mr. Muehlenbeck each received $549,685.65. On April 24, 1996, a third offering of 1,500,000 shares of ICI common stock was made at $26 per share and Second Southern Corp. and Mr. Muehlenbeck each received $853,269.00. In 1997,

Mr. Muehlenback entered into an amendment to the consulting agreement with the Company pursuant to which he received $5,044,083 in two payments, August and October, and the Company's obligations to him for future compensation under the consulting agreement were terminated.

Director Claims

  A dispute has arisen between the Bank and Second Southern Corp. as to the existence and content of an alleged modification to the Second Southern Corp. consulting agreement. Mr. Louis Graziadio claims that the consulting agreement was modified during 1997 to provide for payment to Second Southern Corp. of a fixed amount based on the market value at the time of modification of 2.5% of the Bank's stake in ICI less the stock's basis established in the consulting agreement. The Bank has maintained that the consulting agreement has not been modified. Mr. Graziadio also has made claims against the Bank in connection with his involvement with Imperial Financial Group, Inc. for expenses and compensation from its formation, which the Bank disputes. The claims in total are not material to the financial condition of the Company. Negotiations have taken place and a special committee of the Company's Board consisting of the outside directors has recommended a settlement, but no agreement has yet been reached to resolve the claims. No proceeding has been brought by either party to resolve the claims.

Loans by the Bank to Executive Officers and Directors

  All extensions of credit by the Bank to executive officers and directors of the Company and the Bank, if any, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Such loans will generally be subject to the provisions of Federal and California law which will require them to be on terms comparable to those of transactions with similarly situated nonaffiliated persons.

      PROPOSAL 2. AMENDMENT OF THE 1986 STOCK OPTION PLAN TO INCREASE THE
          NUMBER OF SHARES AVAILABLE FOR GRANT BY ONE MILLION SHARES.

  The Board of Directors has adopted an amendment of the 1986 Stock Option Plan, subject to the approval of the Shareholders, to increase the number of shares available for grant by one million shares, as adjusted for stock dividends.

  The following summary discusses the general provisions of the 1986 Plan. Copies of the full text of the Plan are available at the principal executive offices of the Company, and will be furnished to Shareholders, without charge, upon written request to the Secretary of the Company, 9920 South La Cienega Boulevard, Suite 636, Inglewood, California 90301.

Exercise of Option

  Options granted under the 1986 Plan issued to directors may be exercised immediately to avoid certain potential adverse tax consequences, while other options may not be exercised during the first year after grant, and the vesting is determined by the Plan Administrators in connection with each particular grant. Existing options to nondirectors have vesting of either one-fourth per year or one-sixth per year.

Maximum Term

  The maximum permissible term of options granted under the 1986 Plan is ten years. Options are nontransferable for nondirector optionees, except by will or law of descent, and are transferable or nontransferable at the election of the director optionee at the time of issue, or may be modified at the request of the director optionee at the time of issue, or may be modified at the request of the director optionee and approval of the Plan Administrators. Options may be terminated if the option holder ceases to be employed by the Company or subsidiary (with a three month exercise period after termination or a one year period after death or disability).

Maximum Number of Shares

  The 1986 Plan, as amended, authorizes 5,418,540 shares, as adjusted for stock dividends and splits. Accordingly, assuming that the proposal is approved, the maximum number of shares available under the 1986 Plan will be 1,424,500.

Eligible Persons

  Key employees, officers and directors are eligible to receive stock options as determined by the Plan Administrators.

General

  The 1986 Plan will terminate in 2006, as amended, and no option may be granted under the Plan after that date; however, such termination does not terminate any options granted prior thereto. The Plan Administrators may, at any time, amend or revise the terms of the Plan, provided no amendment increases the maximum aggregate number of shares subject to options, permits the granting of an option to anyone other than a key employee or a director of the Company or its subsidiary, or changes the minimum purchase price as specified in the Plan without approval of the Shareholders.

Federal Income Tax Consequences

  The following summary of Federal Income Tax consequences does not purport to be a complete statement of the law in this area. The tax consequences under various State and local tax laws may not correspond to Federal treatment and are not discussed in this summary.

  As amended in 1986, the Internal Revenue Code provides that the deduction for capital gains was eliminated such that capital gains are generally taxed at ordinary income rates. The characterization of income as either capital gain or ordinary income, however, is still required by the Code and has important tax consequences in some situations. Therefore, the following summary continues to characterize the income from various transactions as either ordinary income or capital gain.

Nonstatutory Options

  There are generally no tax consequences to the optionee upon the grant of a nonstatutory option, but upon exercise the optionee will realize ordinary income equal to the difference between the option exercise price and the fair market value of the shares covered by the option on the date of exercise. Upon subsequent disposition of the shares received upon exercise, the difference between the amount realized on disposition and the fair market value of the shares on the date of exercise will be treated as capital gain or loss.

Incentive Options

  Incentive options are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Code. In general, an optionee will not be treated as receiving income upon either the grant or exercise of an incentive option. There are no tax consequences to the optionee upon exercise of an incentive option if the shares acquired upon such exercise are not disposed of within two years from the date of grant and within one year from the date of exercise. If such holding periods are satisfied, any gain realized upon disposition will be long-term capital gain and any loss will be long-term capital loss.

  If stock acquired upon the exercise of an incentive option is disposed of prior to the expiration of the required holding period, the gain realized upon disposition constitutes ordinary income to the extent of the excess of the fair market value of the common stock either at the date of exercise or at the date of disposition, whichever fair market value is less, over the exercise price. Any gain in excess of the amount taxed as ordinary income will be taxed as capital gain.

Company Deductions and Withholdings

  An optionee may use shares of the Company's common stock previously acquired by the optionee to pay the exercise price of an option. It should be noted that the use by an optionee of stock acquired through the exercise of an incentive stock option to exercise another incentive stock option will be treated as a "disqualifying disposition" of such previously acquired stock, having adverse tax consequences if the applicable holding period requirements (described above) have not been satisfied with respect to such previously acquired stock.

Alternative Minimum Tax

  For incentive options, the excess of the fair market value of the stock at the time of exercise of the option over the option exercise price constitutes an "item of tax preference" and may be subject to the alternative minimum tax imposed in lieu of the regular income tax. The alternative minimum tax is applicable if it exceeds the taxpayer's regular income tax computed in the normal way for the same year. The applicable legislative history indicates that the incentive stock option spread should not constitute an item of tax preference if the stock is disposed of prior to the expiration of the holding periods necessary to qualify for favorable tax treatment.

  The 1986 Tax Act created a new "minimum tax credit" which is generally less than the net alternative minimum tax liability for a given tax year; i.e., the amount by which the alternative minimum tax exceeds regular tax. The alternative minimum tax credit is used to reduce regular tax liability in later (but not earlier) tax years. However, under the 1986 Act, no minimum tax credit is allowed with respect to the item of tax preference which is attributable to the incentive stock option spread. Thus, the appreciated value of such incentive option represented by such spread may be subject to alternative minimum tax in the year the incentive option is exercised, and the appreciated value of the same stock in the year of disposition (measured by the difference between the fair market value of the stock at the time of disposition and the holder's basis in such stock) will also be subject to regular tax in the year of disposition, with no offset or credit for the alternative minimum tax previously paid. As a result, some of the appreciation in value of the stock subject to an incentive option may be taxed twice.

  The affirmative vote of the holders of the majority of the outstanding shares of the Company's stock is required to approve the amendment of the 1986 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE 1986 STOCK OPTION PLAN AND THE PROXY HOLDERS FOR THE COMPANY INTEND TO VOTE PROXIES HELD BY THEM WITH DISCRETION FOR APPROVAL OF THE AMENDMENT OF THE 1986 STOCK OPTION PLAN.

              PROPOSAL 3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected and appointed KPMG LLP independent certified public accountants, to audit the financial statements of the Company and its consolidated subsidiaries for the year ending December 31, 1999. In recognition of the important role of the independent accountants, the Board of Directors has determined that its selection of such accountants should be submitted to the Shareholders for review and ratification on an annual basis.

  KPMG LLP has audited the financial statements of the Company and its consolidated subsidiaries since 1973. The appointment of KPMG LLP as the Company's independent accountants for 1998 was ratified at the 1998 Annual Meeting of Shareholders.

  KPMG LLP is knowledgeable of the Company's operations and accounting practices and is well qualified to act in the capacity of independent accountants. In addition to audit services relating to the Company's consolidated financial statements and various governmental reporting requirements, KPMG LLP performs some nonaudit services for the Company. Fees applicable to the audit of the Company's consolidated financial statements are reviewed and approved by the Audit Committee before the services are provided. Other services are not normally approved by the Audit Committee or the Company's Board of Directors before the services are provided, but are subsequently reviewed by the Audit Committee. Management believes that the nonaudit services provided by KPMG LLP have no effect on the independence of that firm.

  The affirmative vote of a majority of the shares voting on this proposal is required for its adoption. In view of the difficulty and the expense involved in changing independent accountants on short notice, if the proposal is not approved, it is contemplated that the appointment for 1999 may be permitted to stand, unless the Board of Directors finds other compelling reasons for making a change. Disapproval of the proposal will be considered as advice to the Board to select other independent accountants for the following year.

  A representative of KPMG LLP is expected to be present at the Shareholders Meeting and will be provided the opportunity to make a statement and to respond to appropriate questions of Shareholders.

  ALL PROXIES HELD BY PROXY HOLDERS OF THE COMPANY WILL BE VOTED IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY AND ITS SUBSIDIARIES FOR 1999 AND THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

  Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgement.

                     PROPOSALS FOR THE 2000 ANNUAL MEETING

  Shareholders' proposals submitted for inclusion in the Proxy Statement for the 2000 Annual Meeting must be received at the Company's Executive Offices no later than December 24, 1999.
                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Richard M. Baker

                                          Richard M. Baker
                                          Secretary

Date: April 23, 1999

                               IMPERIAL BANCORP

                                  1999 PROXY

         This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned appoints George L. Graziadio, Jr. and Norman P. Creighton as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated on the reverse, all the shares of common stock of Imperial Bancorp held of record by the undersigned on March 15, 1999, at the Annual Meeting of Shareholders to be on May 27, 1999, or any adjournments thereof.

                  (Continued and to be signed on other side)


                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                               IMPERIAL BANCORP

                                 May 27, 1999


             |                                                   |
             V  Please Detach and Mail in the Envelope Provided  V
                          __
A [X] Please mark your    |                                            |
      votes as in this                                                 |___
      example.

                                                WITHHOLD
                           FOR                  AUTHORITY
                      all nominees         for all nominees
1.  ELECTION OF            [_]                    [_]
    DIRECTORS

To withhold authority to vote for any individual, write that Nominee's name on the line below.

________________________________________________

Nominees:  George L. Graziadio, Jr.
           Norman P. Creighton
           Richard K. Eamer
           G. Louis Graziadio, III
           William L. MacDonald
           Lee E. Mikles
           Paul A. Novelly

                                                    FOR    AGAINST  ABSTAIN
2.  To approve amendment of the 1986 Stock          [_]      [_]      [_]
    Option Plan to increase the number of shares available for grant by one million shares, as adjusted for stock dividends.

3.  To ratify the appointment of KPMG LLP as        [_]      [_]      [_]
    independent accountants of the Company and its subsidiaries for 1999.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


Signature(s) ____________________ ____________________  Dated __________, 1999

NOTE: Please mark, sign, date and mail this proxy card promptly using the enclosed envelope.

                               IMPERIAL BANCORP

                                 1999 Meeting
                         ----------------------------
                                DIRECTION CARD

                Imperial Bancorp Employee Stock Ownership Plan

TO: American Stock Transfer and Trust Company

You are hereby directed to report to Imperial Trust Company, Trustee, to vote with respect to the proposals listed on the reverse, the number of shares of Imperial Bancorp Common Stock held for my account in the Imperial Bancorp Employee Stock Ownership Plan at the Annual Meeting of Shareholders of Imperial Bancorp on May 27, 1999, and any adjournments thereof, as follows:

                  (Continued and to be signed on other side)


                        Please date, sign and mail your
                   direction card back as soon as possible!

               Direction Card for Annual Meeting of Shareholders
                               IMPERIAL BANCORP

                                 May 27, 1999



             |                                                   |
             V  Please Detach and Mail in the Envelope Provided  V

                         __
A [X] Please mark your   |                                            |
      votes as in this                                                |___
      example.

                                         WITHHOLD
                          FOR            AUTHORITY
                      all Nominees    for all Nominees
1. ELECTION OF
   DIRECTORS              [_]               [_]


To withhold authority to vote for any individual, write that Nominee's name on the line below.

_________________________________________________

Nominees:  George L. Graziadio, Jr.
           Norman P. Creighton
           Richard K. Eamer
           G. Louis Graziadio, III
           William L. MacDonald
           Lee E. Mikles
           Paul A. Novelly

                                                  FOR        AGAINST     ABSTAIN
2. To approve amendment of the 1986 Stock         [_]          [_]         [_]
   Option Plan to increase the number of shares available for grant by one million shares, as adjusted for stock dividends.

3. To ratify the appointment of KPMG LLP as       [_]          [_]         [_]
   independent accountants of the Company and its subsidiaries for 1999.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS DIRECTION WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS DIRECTION WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.



Signature(s) _________________ __________________  Dated _______________ , 1999

NOTE: Please mark, sign, date and mail this direction card promptly using the enclosed envelope.